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                                                                   Exhibit 10.23


                       SUPPLEMENTAL EXECUTIVE BENEFIT PLAN
                                       OF
                        THE DUN & BRADSTREET CORPORATION
              As Amended and Restated Effective September 30, 2000
                   -------------------------------------------

                                    PREAMBLE

         The principal purpose of this Supplemental Executive Benefit Plan is to ensure the payment of a competitive level of retirement income and disability benefits in order to attract, retain and motivate selected executives of the Corporation and its affiliated companies.


                                   Section 1.

                                   Definitions

         1.1 "Affiliate" means any corporation, partnership, division or other organization controlling, controlled by or under common control with the Corporation or any joint venture entered into by the Corporation.

         1.2 "Average Final Compensation" means the greater of (a) a Participant's or Vested Former Participant's average final compensation as defined in The Dun & Bradstreet Corporation Retirement Account as if no provision were set forth therein incorporating limitations imposed by Sections 401, 415 or any other applicable Section of the Code, or (b) if the Participant is disabled at the time of his Retirement, the Participant's Basic Earnings. For purposes of (a), Average Final Compensation will not include an employee's compensation while the employee is a Vested Former Participant or a Former Participant and will include compensation from the date of the Participant's employment with the Corporation or an Affiliate.

         1.3 "Basic Disability Plan" means as to any Participant either (a) the long-term disability plan of the Corporation or an Affiliate pursuant to which long-term disability benefits are payable to such Participant or (b) if the Affiliate which employs such Participant has not adopted a long-term disability plan, the long-term disability plan of the Corporation.

         1.4 "Basic Disability Plan Benefit" means the amount of benefits actually payable to a Participant from the Basic Disability Plan or which would be payable if the Participant were a member of such Plan. For purposes of determining a Participant's Basic Disability Plan Benefit, a disability benefit shall not be treated as actually payable to a Participant unless the Participant is actually covered by a long-term disability plan of the Corporation or an Affiliate.

         1.5 "Basic Earnings" means the total amount paid by the Corporation or any Affiliate to a Participant in the twelve (12) months immediately preceding the onset of the Participant's disability, (a) including salary, wages, regular cash bonuses and commissions, lump sum payments in lieu of foregone merit increases, "bonus buyouts" as the result of job
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changes, and any portion of such amounts (i) voluntarily deferred or reduced by the Participant under any employee benefit plan of the Corporation or any Affiliate available to all levels of Employees of the Corporation and/or any Affiliate(s) on a non-discriminatory basis upon satisfaction of eligibility requirements or (ii) voluntarily deferred or reduced under any executive deferral plan of the Corporation or any Affiliate (so long as such amounts would otherwise not have been excluded had they not been deferred), but (b) excluding any pension, retainers, severance pay, special stay-on bonus payments, income derived from stock options, stock appreciation rights and restricted stock awards and dispositions of stock acquired thereunder, payments dependent upon any contingency after the period of Credited Service and other special remuneration (including performance units).

         1.6 "Basic Plan" means, as to any Participant or Vested Former Participant, the defined benefit pension plan of the Corporation or an Affiliate, which is intended to meet the requirements of Section 401(a) of the Code and pursuant to which retirement benefits are payable to such Participant or Vested Former Participant or to the Surviving Spouse or designated beneficiary of a deceased Participant or Vested Former Participant.

         1.7 "Basic Plan Benefit" means the amount of benefits payable from the Basic Plan to a Participant or Vested Former Participant.

         1.8 "Board" means the Board of Directors of The Dun & Bradstreet Corporation.

         1.9 "Change in Control" means:

                  (a) Any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any Corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities;

                  (b) during any period of twenty-four (24) months (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (a),
(c) or (d) of this Section), (ii) a director designated by any Person (including the Corporation) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control, or (iii) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Corporation representing ten percent (10%) or more of the combined voting power of the Corporation's securities) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors
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at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

                  (c) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation and (ii) after which no Person holds twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Corporation or such surviving entity; or

                  (d) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

         1.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         1.11 "Committee" means the Compensation and Benefits Committee of the Board.

         1.12 "Corporation" means The Dun & Bradstreet Corporation, a Delaware corporation, and any successor or assigns thereto.

         1.13 "Credited Service" means a Participant's, Former Participant's or Vested Former Participant's Credited Service as defined in The Dun & Bradstreet Corporation Retirement Account, except that Credited Service will include service while the Participant is receiving Disability Benefits and service from the date the Participant, Former Participant or Vested Former Participant was employed by the Corporation or an Affiliate, but will not include service while an employee is a Former Participant or Vested Former Participant. In the case of an acquired company, however, the Participant's, Former Participant's or Vested Former Participant's service with that company prior to the date of acquisition will not be counted unless such service is recognized for benefit accrual purposes under the relevant Basic Plan.

         1.14 "Disability Benefit" means the benefits provided to Participants and Vested Former Participants pursuant to Section 5 of the Plan.

         1.15 "Effective Date" means July 1, 1989.

         1.16 "Election" means an election as to the form of benefit payment made pursuant to Section 4.5 of the Plan.

         1.17 "Election Date" means the date that a properly completed election form with respect to an Election or a Special Election is received by the Corporation's Treasurer.
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         1.18 "Former Participant" means an employee who has not completed five
(5) or more years of Credited Service at the time his employment with the Corporation or an Affiliate terminates or at the time he was removed, upon written notice by the Chief Executive Officer of the Corporation and with the approval of the Committee, from further participation in the Plan.

         1.19 "Other Disability Income" means (a) the disability insurance benefit that the Participant is entitled to receive under the Federal Social Security Act while he is receiving the Basic Disability Plan Benefit and (b) the disability income payable to a Participant from the following sources:

                  (i) any supplemental executive disability plan of any Affiliate; and

                  (ii) any other contract, agreement or other arrangement with the Corporation or an Affiliate (excluding any Basic Disability Plan) to the extent it provides disability benefits.

         1.20 "Other Retirement Income" means (a) (i) the Social Security retirement benefit that the Participant or Vested Former Participant is entitled to receive under the Federal Social Security Act as of the date of his Retirement or (ii) if the Participant or Vested Former Participant is not eligible to receive a Social Security retirement benefit commencing on such date, the Social Security retirement benefit he is entitled to receive at the earliest age he is eligible to receive such a benefit, discounted to the date his Benefit under the Plan actually commences, using the actuarial assumptions then in use under the relevant Basic Plan, assuming for purposes of (i) and (ii) above that for years prior to the Participant's employment with the Corporation and for years following the Participant's termination of employment with the Corporation up until the Participant attains age sixty-two (62), the Participant earned compensation so as to accrue the maximum Social Security benefits, and
(b) the retirement income payable to a Participant or Vested Former Participant from the following sources:

                  (a) any retirement benefits equalization plan of the Corporation or an Affiliate or any former Affiliate, the purpose of which is to provide the Participant or Vested Former Participant with the benefits he is precluded from receiving under any relevant Basic Plan as a result of limitations under the Internal Revenue Code; and

                  (b) any supplemental executive retirement plan of any Affiliate; and

                  (c) any other contract, agreement or other arrangement with the Corporation or an Affiliate or any former Affiliate (excluding any Basic Plan and any defined contribution plan intended to meet the requirements of
Section 401(a) of the Code) to the extent it provides retirement or pension benefits.

         1.21 "Participant" means an employee of the Corporation or an Affiliate who becomes a participant in the Plan pursuant to Section 2 and has not been removed pursuant to Section 2.2.

         1.22 "Plan" means this Supplemental Executive Benefit Plan of The Dun & Bradstreet Corporation, as amended from time to time.
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         1.23 "Potential Change in Control" means:

                  (a) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation;

                  (b) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Corporation;

                  (c) any person, other than a trustee or their fiduciary holding securities under an employee benefit plan of the Corporation (or a Corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing nine and one half percent (9.5%) or more of the combined voting power of the Corporation's then outstanding securities, increases his beneficial ownership of such securities by five percent (5%) or more over the percentage so owned by such person; or

                  (d) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control of the Corporation has occurred.

         1.24 "Retirement" means the termination, other than at death, of a Participant's or Vested Former Participant's employment with the Corporation or an Affiliate (a) after reaching age fifty-five (55) and completing ten (10) years of Vesting Service, or (b) immediately following the cessation of the payment of Disability Benefits under the Plan to such Participant or Vested Former Participant while he is still disabled, as such term is defined under the Basic Disability Plan.

         1.25 "Retirement Benefit" means the benefits provided to Participants and Vested Former Participants pursuant to Section 4 of the Plan.

         1.26 "Special Election" means an election as to the form of benefit payment made pursuant to Section 4.6 of the Plan.

         1.27 "Surviving Spouse" means the spouse of a deceased Participant or Vested Former Participant to whom such Participant or Vested Former Participant is legally married immediately preceding such Participant or Vested Former Participant's death.

         1.28 "Surviving Spouse's Benefits" mean the benefits provided to a Participant's or Vested Former Participant's Surviving Spouse pursuant to
Section 6 of the Plan.

         1.29 "Vested Former Participant" means an employee who completed five
(5) or more years of Credited Service at the time his employment with the Corporation or an Affiliate terminated or at the time he was removed, upon written notice by the Chief Executive Officer of the Corporation and with the approval of the Committee, from further participation in the Plan.
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         1.30 The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

                                   Section 2.

                          Eligibility and Participation

         2.1 All key management employees of the Corporation and its Affiliates who are responsible for the management, growth or protection of the business of the Corporation and its Affiliates, who are designated by the Chief Executive Officer of the Corporation in writing, are eligible, upon approval by the Committee, for participation in the Plan as of the effective date of such designation.

         2.2 A Participant's participation in the Plan shall terminate upon termination of his or her employment. Prior to termination of employment, a Participant may be removed, upon written notice by the Chief Executive Officer of the Corporation and with the approval of the Committee, from further participation in the Plan. As of the date of termination or removal, no further benefits shall accrue to such individual.

                                   Section 3.

                            Eligibility For Benefits

         3.1 Each Participant or Vested Former Participant is eligible for an annual Retirement Benefit under this Plan upon Retirement, or upon termination of employment with the Corporation before Retirement after completing five (5) or more years of Credited Service.

         3.2 Each Participant is eligible to commence receiving a Disability Benefit under this Plan upon the actual or deemed commencement of benefits under the relevant Basic Disability Plan. Notwithstanding the above, a Participant may not receive a Disability Benefit if he has not previously enrolled for the maximum disability insurance coverage available under the relevant Basic Disability Plan.

         3.3 Notwithstanding any other provision of the Plan to the contrary, no benefits or no further benefits, as the case may be, shall be paid to a Participant, Vested Former Participant or Surviving Spouse if the Committee reasonably determines that such Participant or Vested Former Participant has:

                  (a) to the detriment of the Corporation or any Affiliate, directly or indirectly acquired, without the prior written consent of the Committee, an interest in any other company, firm, association, or organization (other than an investment interest of less than one percent (1%) in a publicly-owned company or organization), the business of which is in direct competition with any business of the Corporation or an Affiliate;

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                  (b) to the detriment of the Corporation or any Affiliate,
directly or indirectly competed with the Corporation or any Affiliate as an owner, employee, partner, director or contractor of a business, in a field of business activity in which the Participant or Vested Former Participant has been primarily engaged on behalf of the Corporation or any Affiliate or in which he has considerable knowledge as a result of his employment by the Corporation or any Affiliate, either for his own benefit or with any person other than the Corporation or any Affiliate, without the prior written consent of the Committee; or

                  (c) been discharged from employment with the Corporation or any Affiliate for "Cause". "Cause" shall include the occurrence of any of the following events or such other dishonest or disloyal act or omission as the Committee reasonably determines to be "cause":

                  (i) the Participant or Vested Former Participant has misappropriated any funds or property of the Corporation or any Affiliate or committed any other act of willful malfeasance or willful misconduct in connection with his or her employment;

                  (ii) the Participant or Vested Former Participant has, without the prior knowledge or written consent of the Committee, obtained personal profit as a result of any transaction by a third party with the Corporation or any Affiliate;

                  (iii) the Participant or Vested Former Participant has sold or otherwise imparted to any person, firm, or corporation the names of the customers of the Corporation or any Affiliate or any confidential records, data, formulae, specifications and other trade secrets or other information of value to the Corporation or any Affiliate derived by his or her association with the Corporation or any Affiliate;

                  (iv) the Participant or Vested Former Participant fails, on a continuing basis, to perform such duties as are requested by any employee to whom the Participant or Vested Former Participant reports or the Board; or

                  (v) the Participant or Vested Former Participant commits any felony or any misdemeanor involving moral turpitude.

In any case described in this Section 3.3, the Participant, Vested Former Participant or Surviving Spouse shall be given prior written notice that no benefits or no further benefits, as the case may be, will be paid to such Participant, Vested Former Participant or Surviving Spouse. Such written notice shall specify the particular act(s), or failures to act, on the basis of which the decision to terminate benefits has been made.

         3.4 (a) Notwithstanding any other provision of the Plan to the contrary, a Participant or Vested Former Participant who receives in a lump sum any portion of his Retirement Benefit pursuant to an Election or Special
Election shall receive such lump sum portion of his Retirement Benefit subject to the condition that if such Participant or Vested Former Participant engages in any of the acts described in clause (i) or (ii) of Section 3.3(c), then such Participant or Vested Former Participant shall, within sixty (60) days after written notice by the Corporation, repay to the Corporation the amount described in Section 3.4(b).
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                  (b) The amount described under this Section 3.4(b) shall equal the amount, as determined by the Committee, of the Participant's or Vested
Former Participant's lump sum benefit paid under this Plan to which such Participant or Vested Former Participant would not have been entitled, if such lump sum benefit had instead been payable in the form of an annuity under this Plan and such annuity payments were subject to the provisions of Section 3.3.

                                   Section 4.

                     Amount and Form of Retirement Benefits

         4.1 The Retirement Benefit provided by the Plan is designed to provide each Participant and Vested Former Participant with an annual pension from the Plan and certain other sources equal to his Retirement Benefit as hereinafter specified. Thus, the Retirement Benefits described hereunder as payable to Participants and Vested Former Participants will be offset by retirement benefits payable from sources outside the Plan as specified herein.

         4.2 (a) The Retirement Benefit of a Participant or Vested Former Participant upon Retirement shall be an annual benefit equal to

                  (i) for a Participant or Vested Former Participant who had attained age fifty (50) and had been credited with at least ten (10) years of Vesting Service as of January 15, 1997 or a Participant or Vested Former Participant whose age plus years of Vesting Service is equal to or greater than seventy (70) as of January 15, 1997, or other individuals designated by the Chief Executive Officer: fifty percent (50%) of his Average Final Compensation with respect to his first ten (10) years of Credited Service, plus two percent (2%) of such Average Final Compensation for each year of Credited Service in excess of ten (10) years of Credited Service, but not to exceed fifteen (15) years of Credited Service, offset by his Other Retirement Income and his Basic Plan Benefit; a full month is credited for each completed and partial month of age and Credited Service;

                  (ii) for each other Participant or Vested Former Participant: forty percent (40%) of his Average Final Compensation with respect to his first ten (10) years of credited service, plus two percent (2%) of Average Final Compensation for each year of Credited Service in excess of ten (10) years of Credited Service, but not to exceed twenty (20) years of Credited Service, offset by his Other Retirement Income and his Basic Plan Benefit. A full month is credited for each completed and partial month of Credited Service. If such a Participant or Vested Former Participant retires before age sixty (60) without the Corporation's consent, his Retirement Benefit shall be reduced by three percent (3%) for each year or fraction thereof that Retirement commenced prior to reaching age sixty (60).

                  (b) Any portion of the Retirement Benefit provided under this
Section 4.2 payable in the form of an annuity pursuant to Section 4.4 shall be payable in monthly installments and will commence on the first day of the calendar month coinciding with or next following the day the Participant or Vested Former Participant retires, and any portion of such Retirement Benefit payable in a lump sum pursuant to Section 4.4 shall be paid on the date that
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is sixty (60) days after the date when annuity payments under this Section 4.2 commence, or would commence if any portion of the Retirement Benefit were payable in the form of an annuity, or as soon as practicable thereafter, provided the Committee has approved any such lump sum payments.

         4.3 (a) Subject to Section 4.3(c), the Retirement Benefit of a Participant or Vested Former Participant who terminates employment with the Corporation with five (5) or more years of Credited Service before he is eligible to retire under the relevant Basic Plan shall be an annual benefit equal to

                  (i) for a Participant or Vested Former Participant who had attained age fifty (50) and had been credited with at least ten (10) years of Vesting Service as of January 15, 1997 or a Participant or Vested Former Participant whose age plus years of Vesting Service is equal to or greater than seventy (70) as of January 15, 1997, or other individuals designated by the Chief Executive Officer: twenty-five percent (25%) of his Average Final Compensation for his first five (5) years of Credited Service, plus five percent (5%) of Average Final Compensation for each additional year of Credited Service between six (6) and ten (10) years of Credited Service, plus two percent (2%) of Average Final Compensation for each additional year of Credited Service from eleven (11) to fifteen (15) years, offset by his Other Retirement Income and his Basic Plan Benefit; a full month is credited for each completed and partial month of Credited Service; and

                  (ii) for each other Participant or Vested Former Participant: twenty percent (20%) of his Average Final Compensation with respect to his first five (5) years of Credited Service, plus four percent (4%) of Average Final Compensation for each additional year of Credited Service between six (6) and ten (10) years of Credited Service, plus two percent (2%) of Average Final Compensation for each additional year of Credited Service from eleven (11) to twenty (20) years, offset by his Other Retirement Income and his Basic Plan Benefit; a full month is credited for each completed and partial month of Credited Service.

                  (b) Any portion of the Retirement Benefit provided under this
Section 4.3 payable in the form of an annuity pursuant to Section 4.4 shall be payable in monthly installments and will commence on the first day of the calendar month coinciding with or next following the day the Participant or Vested Former Participant reaches age fifty-five (55) or the date of his termination, if later, and any portion of such Retirement Benefit payable in a lump sum pursuant to Section 4.4 shall be paid on the date that is sixty (60) days after the date when annuity payments under this Section 4.3 commence, or would commence if any portion of the Retirement Benefit were payable in the form of an annuity, or as soon as practicable thereafter, provided the Committee has approved any such lump sum payments.

                  (c) If a Participant or Vested Former Participant terminates employment with the Corporation without the Corporation's consent, and the payment of his Retirement Benefit commences, or would commence if it were payable in the form of an annuity, before he reaches age sixty (60), his Retirement Benefit shall be reduced by ten percent (10%) for each year or fraction thereof that the payment of his Retirement Benefit commences, or would commence if it were payable in the form of an annuity, prior to his reaching age sixty (60).
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         4.4 (a) Except as provided under Section 4.4(b) or Section 4.4(c), a
Retirement Benefit under this Plan shall be payable to a Participant or Vested Former Participant in the form of a straight life annuity and without regard to any optional form of benefits elected under the Basic Plan.

                  (b) If a Participant or a Vested Former Participant makes an Election while he is a Participant pursuant to Section 4.5 or a Special Election pursuant to Section 4.6 and such Election or Special Election becomes effective
(i) prior to the date such Participant or such Vested Former Participant retires or terminates employment with the Corporation or an Affiliate and (ii) while he was still a Participant, a Retirement Benefit under this Plan shall be payable to such Participant or such Vested Former Participant in the form or combination of forms of payment elected pursuant to such Election or Special Election under
Section 4.5 or Section 4.6, as the case may be, and without regard to any optional form of benefit elected under the Basic Plan. Any lump sum distribution of a Participant's or Vested Former Participant's Retirement Benefit under the Plan shall fully satisfy all present and future Plan liability with respect to such Participant or Vested Former Participant for such portion or all of such Retirement Benefit so distributed.

                  (c) Notwithstanding any Election or Special Election made under Section 4.5 or 4.6, if the lump sum value, determined in the same manner as provided under Section 4.5(a), of a Participant's or Vested Former Participant's Retirement Benefit is Ten Thousand Dollars ($10,000) or less at the time such Retirement Benefit is payable under this Plan, such benefit shall be payable as a lump sum.

                  (d) If the Retirement Benefit under this Plan is payable to a Participant or Vested Former Participant in a different form and/or at a different time than his Other Retirement Income or his Basic Plan Benefits, the offset provided in this Plan for such Participant's or Vested Former Participant's Other Retirement Income and Basic Plan Benefit shall be converted, using actuarial assumptions that are reasonable and appropriate and in accordance with applicable law at the time the benefit under this Plan is determined, to the extent required as follows, but solely for purposes of calculating the amount of such offset:

                  (i) a percentage of the benefits to be offset equal to the percentage of such Participant's or Vested Former Participant's benefits payable in the form of an annuity under this Plan shall be actuarially converted to the extent required into the form of a straight life annuity, commencing at the time such benefits payable under this Plan commence or on the date such Participant or Vested Former Participant would first become eligible for the payment of such benefits under this Plan, if earlier; and

                  (ii) the balance, if any, of the benefits to be offset shall be actuarially converted to a lump sum payment payable on the date which is sixty (60) days after the date described in Section 4.4(d)(i).

         4.5 (a) A Participant may elect, on a form supplied by the Committee, to receive all, none, or a specified portion, as provided in Section 4.5(c), of his Retirement Benefit under the Plan in a lump sum and to receive any balance of such Retirement Benefit in the form of an annuity; provided, that any such Election shall be effective for purposes of this Plan only if
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the conditions of Section 4.5(b) are satisfied. A Participant may elect a payment form different than the payment form previously elected by him under this Section 4.5(a) by filing a revised election form; provided, that any such new Election shall be effective only if the conditions of Section 4.5(b) are satisfied with respect to such new Election. Any prior Election made by a Participant that has satisfied the conditions of Section 4.5(b) remains effective for purposes of the Plan until such Participant has made a new Election satisfying the conditions of Section 4.5(b). The amount of any portion of a Participant's or a Vested Former Participant's Retirement Benefit payable as a lump sum under this Section 4.5 will equal the present value of such portion of the Retirement Benefit, and such present value shall be determined
(i) based on a discount rate equal to eighty-five percent (85%) of the average of the fifteen (15) year non-callable U.S. Treasury bond yields as of the close of business on the last business day of each of the three months immediately preceding the date the annuity value is determined and (ii) using the 1983 Group Annuity Mortality Table.

                  (b) A Participant's Election under Section 4.5(a) becomes effective only if the following conditions are satisfied: (i) such Participant remains in the employment of the Corporation or an Affiliate, as the case may be, for the full twelve (12) calendar months immediately following the Election Date of such Election, except in case of death or disability of such Participant as provided in Section 4.5(d), and (ii) such Participant complies with the administrative procedures set forth by the Committee with respect to the making of the Election.

                  (c) A Participant making an election under Section 4.5(a) may specify the portion of his Retirement Benefit under the Plan to be received in a lump sum as follows: zero percent (0%), twenty-five percent (25%), fifty percent (50%), seventy-five percent (75%) or one hundred percent (100%).

                  (d) In the event a Participant who has made an Election pursuant to Section 4.5(a) dies or becomes totally and permanently disabled for purposes of the relevant Basic Disability Plan while employed by the Corporation or an Affiliate and such death or total and permanent disability occurs during the twelve (12) calendar month period, as described under Section 4.5(b)(i), immediately following the Election Date of such Election, the condition under
Section 4.5(b)(i) shall be deemed satisfied with respect to such Participant.

         4.6 (a) Any Participant (except the Chairman of the Board of Directors of the Corporation on December 21, 1994) who, as of December 31, 1994 (i) is age fifty-four (54) or older and (ii) has at least four (4) years of Credited Service, may elect, on a form supplied by the Committee, to receive all, none, or a specified portion, in the same percentages as described in Section 4.5(c), of his Retirement Benefit under the Plan in a lump sum and to receive any balance of such Retirement Benefit in the form of an annuity; provided, that any such Special Election shall be effective for purposes of this Plan only if such Participant remains in employment with the Corporation or an Affiliate, as the case may be, for the one (1) calendar month immediately following the Election Date, except in the case of death or total and permanent disability as provided in Section 4.6(b), and complies with the administrative procedures set forth by the Committee for making such Special Election; and provided further, that the Election Date with respect to any such Special Election is not later than January 31, 1995. The amount of any portion of a Participant's or a Vested Former Participant's Retirement Benefit payable as a lump sum under this Section
4.6 will equal the present value of such portion of the Retirement Benefit, and such present value shall be determined (A) based on a discount rate equal to the average of eighty-five percent (85%) of the fifteen (15) year non-callable U.S. Treasury bond yields as of the close of business on the last business day of each of the three (3) months immediately preceding the date the annuity value is determined, and (B) using the 1993 Group Annuity Mortality Table.

                  (b) In the event a Participant who has made a Special Election pursuant to Section 4.6(a) dies or becomes totally and permanently disabled for purposes of the relevant Basic Disability Plan while employed by the Corporation or an Affiliate and such death or total and permanent disability occurs during the one (1) calendar month period, as described under Section 4.6(a) immediately following the Election Date of such Special Election, the condition under
Section 4.6(a) requiring that such Participant remain employed with the Corporation or an Affiliate, as the case may be, for the one (1) calendar month period immediately following the Election Date of such Election shall be deemed satisfied.

         4.7 Subject to Section 3.1, Section 3.3, Section 3.4 and the foregoing limitations of this Section 4, the Retirement Benefit of each Participant and Vested Former Participant under the Plan shall at all times be one hundred percent (100%) vested and nonforfeitable.

         4.8 (a) Subject to Section 4.8(c), the Corporation shall indemnify each Participant, Vested Former Participant and Surviving Spouse who receives any portion of a Retirement Benefit or Surviving Spouse's Benefit under this Plan in the form of an annuity for any interest and penalties that may be assessed by the U.S. Internal Revenue Service (the "IRS") with respect to U.S. federal income tax on such benefits (payable under the Plan in the form of an annuity) upon final settlement or judgment with respect to any such assessment in favor of the IRS, provided the basis for the assessment is that the amendment of the Plan to provide for the Election or the Special Election causes the Participant, Vested Former Participant or Surviving Spouse, as the case may be, to be treated as being in constructive receipt of such benefits prior to the time when such benefits are actually payable under the Plan.

                  (b) In case any assessment shall be made against a Participant, Vested Former Participant or Surviving Spouse as described in
Section 4.8(a), such Participant, Vested Former Participant or Surviving Spouse, as the case may be (the "indemnified party"), shall promptly notify the Corporation's Treasurer in writing and the Corporation, upon request of such indemnified party, shall select and retain an accountant or legal counsel reasonably satisfactory to the indemnified party to represent the indemnified party in connection with such assessment and shall pay the fees and expenses of such an accountant or legal counsel related to such representation, and the Corporation shall have the right to determine how and when such assessment by the IRS should be settled, litigated or appealed. In connection with any such assessment, any indemnified party shall have the right to retain his own accountant or legal counsel, but the fees and expenses of such accountant or legal counsel shall be at the expense of such indemnified party unless the Corporation and the indemnified party shall have mutually agreed to the retention of such accountant or legal counsel.

                  (c) The Corporation shall not be liable for any payments under this Section 4.8 with respect to any assessment described in Section 4.8(a) if a Participant, Vested

Former Participant or Surviving Spouse against whom such assessment is made has not promptly notified or allowed the Corporation to participate with respect to such assessment in the manner described in Section 4.8(b) or, following demand by the Corporation, has not made the deposit to avoid additional interest or penalties as described in Section 4.8(d) or has agreed to, or otherwise settled with the IRS with respect to, such assessment without the Corporation's written consent; provided, however, if (i) such assessment is settled with such consent or if there is a final judgment for the IRS, (ii) the Corporation has been notified and allowed to participate in the manner as provided in Section 4.8(b), and (iii) such Participant, Vested Former Participant or Surviving Spouse has made any required deposit to avoid additional interest or penalty as described in Section 4.8(d), the Corporation agrees to indemnify the indemnified party to the extent set forth in this Section 4.8.

                  (d) In the event a final settlement or judgment with respect to an assessment as described under Section 4.8 has been made against a Participant, Vested Former Participant or Surviving Spouse, such Participant, Vested Former Participant or Surviving Spouse may elect to receive a portion or all of his Retirement Benefit or Surviving Spouse's Benefit that is otherwise payable as an annuity under the Plan in the form of a lump sum in accordance with procedures as the Committee may set forth, and such lump sum distribution will be made as soon as practicable after any such election. At the time such assessment is made against such Participant, Vested Former Participant or Surviving Spouse (the "assessed party") and prior to any final settlement or judgment with respect to such assessment, if so directed by the Corporation, such assessed party shall, as a condition to receiving any indemnity under this
Section 4.8, as soon as practicable after notification of such assessment make a deposit with the IRS to avoid any additional interest or penalties with respect to such assessment and, upon the request of such assessed party, the Corporation shall lend, or arrange for the lending to, such assessed party a portion of his remaining Retirement Benefit or Surviving Spouse's Benefit under the Plan, not to exceed the lump sum value of such benefit under the Plan, determined using the actuarial assumptions set forth in Section 4.5(a), solely for purposes of providing the assessed party with funds to make a deposit with the IRS to avoid any additional interest or penalties with respect to such assessment.

                                   Section 5.

                               Disability Benefits

         5.1 The Disability Benefit provided by the Plan is designed to provide each Participant with a disability benefit from the Plan and certain other sources equal to his Disability Benefit as hereinafter specified. Thus, Disability Benefits described hereunder as payable to Participants will be offset by disability benefits payable from sources outside the Plan (other than benefits payable under the relevant Basic Disability Plan) as specified herein.

         5.2 In the event that a Participant has become totally and permanently disabled for the purposes of the relevant Basic Disability Plan, an annual Disability Benefit shall be payable in monthly installments under this Plan during the same period as disability benefits are actually or deemed paid by the relevant Basic Disability Plan, in an amount equal to sixty percent (60%) of the Participant's Basic Earnings. Such Disability Benefit shall be offset by the

Participant's Other Disability Income, if any. A Participant's Disability Benefits shall also be offset by the Participant's Basic Plan Benefit, if the Participant's Basic Disability Plan Benefit does not already include such an offset.

                                   Section 6.

                           Surviving Spouse's Benefits

         6.1 Upon the death of a Participant or Vested Former Participant, while employed by the Corporation or an Affiliate, who has completed at least ten (10) years of Credited Service with the Corporation or an Affiliate and has attained age fifty-five (55), his Surviving Spouse will be entitled to a Surviving Spouse's Benefit under this Plan equal to fifty percent (50%) of the Retirement Benefit that would have been provided from the Plan had the Participant or Vested Former Participant retired from the Corporation or an Affiliate with the Corporation's consent, on the date of his death.

         6.2 Upon the death of a Participant or Vested Former Participant, while employed by the Corporation or an Affiliate, who has completed at least five (5) years of Credited Service with the Corporation or an Affiliate and has not attained age fifty-five (55), his Surviving Spouse will be entitled to a Surviving Spouse's Benefit under this Plan equal to fifty percent (50%) of the Retirement Benefit that would have been provided from the Plan had the Participant or Vested Former Participant terminated employment with the Corporation or an Affiliate on the date of his death with the Corporation's consent, and elected to have the payment of his Basic Plan Benefit commence at age fifty-five (55) in the form of a straight life annuity.

         6.3 Upon the death of a Vested Former Participant while no longer employed by the Corporation or an Affiliate, who has not attained age fifty-five
(55), his Surviving Spouse will be entitled to a Surviving Spouse's Benefit under this Plan equal to fifty percent (50%) of the Retirement Benefit that would have been provided from the Plan to the Vested Former Participant at age fifty-five (55), taking into account whether the Corporation consented to the termination.

         6.4 Upon the death of a Participant or Vested Former Participant, while employed by the Corporation or an Affiliate, who has completed at least five
(5), but less than ten (10) years of Credited Service with the Corporation or an Affiliate and has attained age fifty-five (55), his Surviving Spouse will be entitled to a Surviving Spouse's Benefit under this Plan equal to fifty percent (50%) of the Retirement Benefit that would have been provided from the Plan had the Participant or Vested Former Participant terminated employment with the Corporation or an Affiliate on the date of his death with the Corporation's consent and his Basic Plan Benefit commenced immediately in the form of a straight life annuity.

         6.5 Upon the death of a Vested Former Participant while he is receiving Retirement Benefits, his Surviving Spouse shall receive a Surviving Spouse's Benefit equal to fifty percent (50%) of the Retirement Benefit the Vested Former Participant was receiving at the time of his death.

         6.6 Except as provided in Section 6.8, the Surviving Spouse's Benefit provided under Section 6.1, 6.4 and 6.5 will be payable monthly, will commence as of the first day of the month coincident with or next following the month in which the Participant or Vested Former Participant dies, and will continue until the first day of the month in which the Surviving Spouse dies.

         6.7 Except as provided in Section 6.8, the Surviving Spouse's Benefit provided under Section 6.2 and 6.3 will be payable monthly, will commence as of the first day of the month coincident with or next following the month in which the Participant or Vested Former Participant would have attained age fifty-five
(55), and will continue until the first day of the month in which the Surviving Spouse dies.

         6.8 (a) If a Participant or a Vested Former Participant while he was a Participant has made an Election under Section 4.5 or a Special Election under
Section 4.6 and such Election or Special Election is effective on the date of such Participant's or Vested Former Participant's death, the Surviving Spouse's Benefit payable to a Surviving Spouse of such Participant or Vested Former Participant will be payable in the form or combination of forms of payment so elected by such Participant or Vested Former Participant pursuant to such Election or Special Election. The amount of any lump sum payment under this
Section 6.8 shall be the present value of the applicable portion of the Surviving Spouse's Benefit payable under the Plan, and such present value shall be determined using the actuarial assumptions set forth in Section 4.5(a). Any lump sum distribution of a Surviving Spouse's Benefit under the Plan shall fully satisfy all present and future Plan liability with respect to such Surviving Spouse for such portion or all of such Surviving Spouse's Benefit so distributed.

                  (b) Notwithstanding any Election or Special Election made under Section 4.5 or 4.6, if the lump sum value, determined in the same manner as provided under Section 4.5(a), of a Surviving Spouse's Benefit is Ten Thousand Dollars ($10,000) or less at the time such Surviving Spouse's Benefit is payable under this Plan, such benefit shall be payable as a lump sum.

                  (c) Any portion of a Surviving Spouse's Benefit provided under
Section 6.1, 6.4 and 6.5 which is payable as an annuity shall be paid in the manner and at such time as set forth in Section 6.6, and any such benefit which is payable as a lump sum shall be paid sixty (60) days after the date when annuity payments commence, or would commence if any portion of such Surviving Spouse's Benefit were payable as an annuity as set forth in Section 6.6.

                  (d) Any portion of a Surviving Spouse's Benefit provided under
Section 6.2 and 6.3 which is payable as an annuity shall be paid in the manner and at such time as set forth in Section 6.7, and any such benefit which is payable as a lump sum shall be paid sixty (60) days after the date when annuity payments commence, or would commence if any portion of such Surviving Spouse's Benefit were payable as an annuity, as set forth in Section 6.7.

         6.9 Notwithstanding the foregoing provisions of Section 6, the amount of a Surviving Spouse's Benefit shall be reduced by one (1) percentage point for each year (including a half year or more as a full year) in excess of ten (10) that the age of the Participant or Vested Former Participant exceeds the age of the Surviving Spouse.

                                   Section 7.

                                    Committee

         7.1 The Board and the Committee severally (and not jointly) shall be responsible for the administration of the Plan. The Committee shall consist of not less than three (3) nor more than seven (7) members, as may be appointed by the Board from time to time. Any member of the Committee may resign at will by notice to the Board or may be removed at any time (with or without cause) by the Board.

         7.2 The members of the Committee may, from time to time, allocate responsibilities among themselves, and may delegate to any management committee, employee, director or agent its responsibility to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at its discretion.

         7.3 The Committee (and its delegees) shall have the exclusive authority to interpret the provisions of the Plan and construe all of its terms (including, without limitation, all disputed and uncertain terms), to adopt, amend, and rescind rules and regulations for the administration of the Plan, and generally to conduct and administer the Plan and to make all determinations in connection with the Plan as may be necessary or advisable. All such actions of the Committee shall be conclusive and binding upon all Participants, Former Participants, Vested Former Participants and Surviving Spouses. All deference permitted by law shall be given to such interpretations, determinations and actions.

         7.4 Any action to be taken by the Committee shall be taken by a majority of its members, either at a meeting or by written instrument approved by such majority in the absence of a meeting. A written resolution or memorandum signed by one (1) Committee member and the secretary of the Committee shall be sufficient evidence to any person of any action taken pursuant to the Plan.

         7.5 Any person, corporation or other entity may serve in more than one
(1) fiduciary capacity under the Plan.

                                   Section 8.

                                  Miscellaneous

         8.1 The Board may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part. However, no termination, suspension or amendment of the Plan may adversely affect a Participant's or Vested Former Participant's vested benefit under the Plan, or a retired Participant's or Vested Former Participant's right or the right of a Surviving Spouse to receive or to continue to receive a benefit in accordance with the Plan as in effect on the date immediately preceding the date of such termination, suspension or amendment.

         8.2 Nothing contained herein will confer upon any Participant, Former Participant or Vested Former Participant the right to be retained in the service of the Corporation or any Affiliate, nor will it interfere with the right of the Corporation or any Affiliate to discharge or otherwise deal with Participants, Former Participants or Vested Former Participants with respect to matters of employment without regard to the existence of the Plan.

         8.3 Notwithstanding anything herein to the contrary, at any time following the termination of service of a Participant or Vested Former Participant, the Committee may authorize, under uniform rules applicable to all Participants, Vested Former Participants and Surviving Spouses under the Plan, a lump sum distribution of a Participant's, Vested Former Participant's and/or Surviving Spouse's Retirement Benefit or Surviving Spouse's Benefit under the Plan in an amount equal to the present value of such Retirement Benefit or Surviving Spouse's Benefit, using the actuarial assumptions then in use for funding purposes under The Dun & Bradstreet Corporation Retirement Account, in full satisfaction of all present and future Plan liability with respect to such Participant, Vested Former Participant and/or Surviving Spouse, if the amount of such present value is less than Two Hundred Fifty Thousand Dollars ($250,000). Such lump sum distribution may be made without the consent of the Participant, Vested Former Participant or Surviving Spouse.

         8.4 (a) Notwithstanding anything in this Plan to the contrary, if a Participant has less than five (5) years of Credited Service at the time of a Change in Control, and as a result of the Change in Control, and before he completes five (5) years of Credited Service, (i) the Plan is terminated, (ii) the Participant is removed from further participation in the Plan, or (iii) the Participant is terminated as a result of action initiated directly or indirectly by the Corporation or any Affiliate, such Participant shall be entitled to a Benefit of twenty percent (20%) of his Average Final Compensation and the Corporation will remain obligated to pay all benefits under the Plan.

                  (b) Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control,

                  (i) no reduction shall be made in a Participant's or Vested Former Participant's Retirement Benefit, notwithstanding his termination of employment or Retirement prior to age sixty (60) without the Corporation's consent;

                  (ii) the provisions of Section 3.3(i) and (ii) shall not apply to any Participant, Vested Former Participant or Surviving Spouse;

                  (iii) each Participant and Vested Former Participant already receiving a Retirement Benefit under the Plan shall receive a lump sum distribution of his unpaid Retirement Benefit and, if he is married, his Surviving Spouse's Benefit under the Plan within thirty (30) days of the Change of Control in an amount equal to the present value of such Retirement Benefit and Surviving Spouse's Benefit in full satisfaction of all present and future Plan liability with respect to such Participant, Vested Former Participant and Surviving Spouse, if any, and each Surviving Spouse already receiving a Surviving Spouse's Benefit under the Plan shall receive a lump sum distribution of his unpaid Surviving Spouse's Benefit at the same time in an amount equal to the present value of such Surviving Spouse's Benefit in full satisfaction of Plan liability to such Surviving Spouse;

                  (iv) each Vested Former Participant who is not already receiving a Retirement Benefit under the Plan shall receive a lump sum distribution of his unpaid Retirement Benefit and, if he is married, his Surviving Spouse's Benefit within thirty (30) days of the Change in Control in an amount equal to the present value of such Retirement Benefit and Surviving Spouse's Benefit, and each Surviving Spouse of either a Vested Former Participant or a Participant with five (5) or more years of Credited Service who is not already receiving a Surviving Spouse's Benefit under the Plan shall receive a lump sum distribution of his unpaid Surviving Spouse's Benefit at the same time in amount equal to the present value of such Surviving Spouse's Benefit;

                  (v) each Participant with less than five (5) years of Credited Service who is entitled to a benefit under Section 8.4(a) shall receive a lump sum distribution of the present value of such Retirement Benefit within thirty
(30) days from the earlier of the date the Plan is terminated, the date he is removed from further participation in the Plan, or the date his employment with the Corporation is terminated, and of his Surviving Spouse's Benefit based upon the amount of such Retirement Benefit if he is married on the applicable date; and

                  (vi) each Participant who is not included in (v) above and who is not already receiving a Retirement Benefit under the Plan shall receive

                           (A) within thirty (30) days of the later to occur of the date of such Change in Control or the date he completes five (5) years of Credited Service, a lump sum distribution of the present value of his accrued Retirement Benefit under the Plan as of the applicable date and, if he is married on such date, the present value of his Surviving Spouse's Benefit, and

                           (B) within thirty (30) days from the earliest of the date of his Retirement or termination of employment with the Corporation, the date the Plan is terminated or the date he is removed from further participation in the Plan, a lump sum distribution of the present value of his additional Retirement Benefit accrued after the applicable event in (A) computed as of the applicable date herein set forth in (B) and, if he is married on such applicable date, the present value of his surviving Spouse's Benefit.

In determining the amount of the lump sum distributions to be paid under this
Section 8.4, the following actuarial assumptions shall be used: (i) the interest rate used shall be the interest rate used by the Pension Benefit Guaranty Corporation for determining the value of immediate annuities as of January 1st of either the year of the occurrence of the Change in Control or the

Participant's retirement or termination of employment, whichever is applicable,
(ii) the 1983 Group Annuity Mortality Table shall be used; and (iii) it shall be assumed that all Participants retired or terminated employment with the Corporation on the date of the occurrence of the Change in Control and with the Corporation's consent for purposes of determining the amount of the lump sum distribution to be paid upon the occurrence of the Change in Control.

         8.5 (a) The Plan is unfunded, and the Corporation will make Plan benefit payments solely on a current disbursement basis, provided, however, that the Corporation reserves the right to purchase insurance contracts, which may or may not be in the name of a Participant or Vested Former Participant, or establish one or more trusts to provide alternative sources of benefit payments under this Plan, provided, further, however, that upon the occurrence of a "Potential Change in Control" the appropriate officers of the Corporation are authorized to make such contributions to such trust or trusts as are necessary to fund the lump sum distributions to Plan Participants required pursuant to
Section 8.4 of this Plan in the event of a Change in Control. In determining the amount of the necessary contribution to the trust or trusts in the event of a Potential Change in Control, the following actuarial assumptions shall be used:

                  (i) the interest rate used shall be the interest rate used by the Pension Benefit Guaranty Corporation for determining the value of immediate annuities as of January 1st of the year of the occurrence of the Potential Change in Control,

                  (ii) the 1983 Group Annuity Mortality Table shall be used; and

                  (iii) it shall be assumed that all Participants will retire or terminate employment with the Corporation as soon as practicable after the occurrence of the Potential Change in Control and with the Corporation's consent.

The existence of any such insurance contracts, trust or trusts shall not relieve the Corporation of any liability to make benefit payments under this Plan, but to the extent any benefit payments are made from any such insurance contract in the name of the Corporation or any Affiliate or from any such trust, such payment shall be in satisfaction of and shall reduce the Corporation's liabilities under this Plan. Further, in the event of the Corporation's bankruptcy or insolvency, all benefits accrued under this Plan shall immediately become due and payable in a lump sum and all Participants, Vested Former Participants and Surviving Spouses shall be entitled to share in the Corporation's assets in the same manner and to the same extent as general unsecured creditors of the Corporation.

                  (b) Members and Vested Former Members shall have the status of general unsecured creditors of the Corporation and this Plan constitutes a mere promise by the Corporation to make benefit payments at the time or times required hereunder. It is the intention of the Corporation that this Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended and any trust created by the Corporation in meeting its obligations under the Plan shall meet the requirements necessary to retain such unfunded status.

         8.6 If any dispute arises under the Plan between the Corporation and a Participant, Former Participant, Vested Former Participant or Surviving Spouse (collectively or individually referred to as "Participant" in this Section 8.6) as to the amount or timing of any benefit payable under the Plan or as to the persons entitled thereto, such dispute shall be resolved by binding arbitration proceedings initiated by either party to the dispute in accordance with the rules of the American Arbitration Association and the results of such proceedings shall be conclusive on both parties and shall not be subject to judicial review. If the disputed benefits involve the benefits of a Participant who is no longer employed by the Corporation or any Affiliate, the Corporation shall pay or continue to pay the benefits claimed by the Participant until the results of the arbitration proceedings are determined unless such claim is patently without merit; provided, however, that if the results of the arbitration proceedings are adverse to the Participant, then in such event the recipient of the benefits shall be obligated to repay the excess benefits to the Corporation. The Corporation expressly acknowledges that the amounts payable under the Plan are necessary to the livelihood of Participants and their family members and that any refusal or neglect to pay benefits under the preceding sentence prior to the resolution of any dispute shall be prima facie evidence of bad faith on its part and will be conclusive grounds for an arbitration award resulting in an immediate lump sum payment to the Participant, of the Participant's benefits under the Plan then due and payable to him, unless the arbitrator determines that the claim for the disputed benefits was without merit. The amount of such lump sum payment shall be equal to the then actuarial value of such benefits calculated by utilizing the actuarial assumptions then in use for funding purposes under The Dun & Bradstreet Corporation Retirement Account. In addition, in the event of any dispute covered by this Section 8.6 the Corporation agrees to pay the entire costs of any arbitration proceeding or legal proceeding brought hereunder, including the fees and expenses of counsel and pension experts engaged by a Participant and that such expenses shall be reimbursed promptly upon evidence that such expenses have been incurred without awaiting the outcome of the arbitration proceedings; provided, however, that such costs and expenses shall be repaid to the Corporation by the recipient of same if it is finally determined by the arbitrators that the position taken by such person was without merit.

         8.7 To the maximum extent permitted by law, no benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.

         8.8 The Corporation may withhold from any benefit under the Plan an amount sufficient to satisfy its tax withholding obligations.

         8.9 The Plan is established under and will be construed according to the laws of the State of New York.

         8.10 Notwithstanding anything in this Plan to the contrary, in accordance with the terms of Article IV of the Employee Benefits Agreement dated as of October 28, 1996, among the Corporation, Cognizant Corporation ("Cognizant") and ACNielsen Corporation ("ACNielsen") ("Cognizant EBA"):

                  (a) Following the Effective Time (as such term is defined in the Cognizant EBA) of the reorganization of the Corporation's businesses referred to therein, the

Corporation shall retain liability for benefits under this Plan of ACNielsen Employees (as such term is defined in the Cognizant EBA) and Cognizant Employees (as such term is defined in the Cognizant EBA) who were participants in this Plan immediately prior to the Effective Time (the "Cognizant and ACNielsen SEBP Participants") to the extent that, prior to the Effective Time, such benefits were accrued and to which such participants had earned vested rights hereunder;

                  (b) Solely with respect to determining the level of benefits payable under this Plan, Cognizant and ACNielsen shall have the authority to consent to the termination of employment prior to age sixty (60) of a Cognizant or ACNielsen SEBP Participant from the Cognizant Group (as such term is defined in the Cognizant EBA) or the ACNielsen Group (as such term is defined in the Cognizant EBA), as the case may be;

                  (c) Benefits under this Plan shall not become payable to a Cognizant or ACNielsen SEBP Participant until such participant terminates employment from the Cognizant Group or the ACNielsen Group (as the case may be);

                  (d) Employment of a Cognizant or ACNielsen SEBP Participant by a member of the Cognizant Group or the ACNielsen Group (as the case may be) after the Effective Time shall not be deemed a violation of the noncompetition clauses of Section 3.3 of this Plan; and

                  (e) Cognizant and ACNielsen SEBP Participants who participated in this Plan immediately prior to the Effective Time shall receive a distribution hereunder, based on their notional elective deferrals through the Effective Time, at the time distributions are otherwise made under the Plan.

         8.11 Notwithstanding anything in this Plan to the Contrary, in accordance with the terms of Article IV of the Employee Benefits Agreement dated as of June 30, 1998, between the Corporation and The New Dun & Bradstreet Corporation ("RHD EBA"):

                  (a) Following the Effective Time (as such term is defined in the RHD EBA) of the reorganization of the Corporation's businesses referred to therein, the Corporation shall retain liability for benefits under this Plan of those persons who, immediately after the Effective Time, are employed by R.H. Donnelly Inc. ("RHD") or any member of the RHD Group (as such term is defined in the RHD EBA) who were participants in this Plan immediately prior to the Effective Time (the "RHD SEBP Participants") to the extent that, prior to the Effective Time, such benefits were accrued and to which such participants had earned vested rights hereunder;

                  (b) Solely with respect to determining the level of benefits payable under this Plan, RHD shall have the authority to consent to the termination of employment prior to age sixty (60) of an RHD SEBP Participant from the RHD Group;

                  (c) Benefits under this Plan shall not become payable to an RHD SEBP Participant until such participant terminates employment from the RHD Group;

                  (d) Employment of an RHD SEBP Participant by the RHD Group after the Effective Time, shall not be deemed a violation of the noncompetition clauses of Section 3.3 of this Plan; and

                  (e) RHD SEBP Participants who participated in this Plan immediately prior to the Effective Time shall receive a distribution hereunder, based on their notional elective deferrals through the Effective Time, at the time distributions are otherwise made under the Plan.

         8.12 Notwithstanding anything in this Plan to the contrary, in accordance with the terms of Article IV of the Employee Benefits Agreement dated as of September 30, 2000, among the Corporation and The New D&B Corporation ("Moody's EBA"):

                  (a) Following the Effective Time (as such term is defined in the Moody's EBA) of the reorganization of the Corporation's businesses referred to therein, the Corporation shall retain liability for benefits under this Plan of those persons who, immediately after the Effective Time, are employed by Moody's Corporation ("Moody's") or any member of the Moody's Group (as such term is defined in the Moody's EBA) who were participants in this Plan immediately prior to the Effective Time (the "Moody's SEBP Participants") to the extent that, prior to the Effective Time, such benefits were accrued and to which such participants had earned vested rights hereunder;

                  (b) Solely with respect to determining the level of benefits payable under this Plan, Moody's shall have the authority to consent to the termination of employment prior to age sixty (60) of a Moody's SEBP Participant from the Moody's Group;

                  (c) Benefits under this Plan shall not become payable to a Moody's SEBP Participant until such participant terminates employment from the Moody's Group;

                  (d) Employment of a Moody's SEBP Participant by the Moody's Group after the Effective Time shall not be deemed a violation of the noncompetition clauses of Section 3.3 of this Plan; and

                  (e) Moody's SEBP Participants who participated in this Plan immediately prior to the Effective Time shall receive a distribution hereunder, based on their notional elective deferrals through the Effective Time, at the time distributions are otherwise made under the Plan.